Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 3 to the Registration Statement on Form S-1 of FMSA Holdings, Inc. of our report dated July 11, 2014, except for the stock split described in Note 23, as to which the date is September 22, 2014, relating to the consolidated financial statements of FML Holdings, Inc. and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

September 22, 2014